CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 22, 2009, except with respect to the matters discussed in Notes 1, 8 and 10, as to which the date is February 16, 2010, accompanying the consolidated financial statements included in the annual report of Ecology Coatings, Inc. and its Subsidiary on Form 10-K/A for the year ended September 30, 2009.  We hereby consent to incorporation by reference of said report into the Registration Statement of Ecology Coatings, Inc. on Form S-8 (File No. 333-91436) effective April 9, 2009.

/s/ UHY LLP
Southfield, Michigan
February 16, 2010